Exhibit 99.1

FROM:	Porter, Le Vay & Rose, Inc.
Michael J. Porter, President
212-564-4700

COMPANY	John Aglialoro
CONTACT:	Chairman & CEO
508-533-4300

FOR IMMEDIATE RELEASE

CYBEX REPORTS 2005 RESULTS;

Q4 PRO FORMA EPS OF $.19 VS. $.10; Q4 SALES INCREASE 20%

MEDWAY, MA, February 10, 2006 - Cybex International, Inc. (AMEX: CYB), a leading exercise equipment manufacturer, today reported results for the fourth quarter and year ended December 31, 2005. Net sales for the fourth quarter 2005 were $36,000,000, compared to $29,890,000 for the corresponding 2004 period, an increase of 20%. For the year ended December 31, 2005, net sales were $114,646,000, compared to net sales of $103,421,000 for 2004, an increase of 11%. Excluding a fourth quarter 2005 litigation-related charge, the Company’s fourth quarter 2005 pro forma net income was $2,943,000 or $0.19 per fully diluted share, compared to net income of $1,607,000, or $0.10 per fully diluted share, for the corresponding 2004 period. Excluding third and fourth quarter 2005 litigation-related charges, the pro forma net income for the year ended December 31, 2005 was $4,666,000, or $0.30 per fully diluted share, compared to net income of $2,949,000, or $0.24 per fully diluted share, for the corresponding 2004 period. On a GAAP basis, the Company reported net income for fourth quarter of $2,439,000, or $0.16 per fully diluted share and for the year ended December 31, 2005 of $61,000, or $0.00 per fully diluted share.

Actual GAAP results for the fourth quarter ended December 31, 2005 include an increase in the Company’s litigation reserve primarily related to the previously announced appellate decision in the Kirila matter, resulting in a pre-tax charge of $504,000. Actual GAAP results for the year ended December 31, 2005 also include increases in the Company’s litigation reserve related to a jury verdict and a reversal of summary judgment in two patent infringement cases during the third quarter which, together with the fourth quarter increase described above, resulted in pretax charges for the year totaling $4,605,000. While CYBEX will continue to vigorously appeal or defend each of these matters, the Company believes it has sufficient liquidity to satisfy any final awards if these matters are ultimately determined adversely to the Company.

John Aglialoro, Chairman and CEO, stated, “The results of our efforts over the last nine months culminated in our strong fourth quarter. We are pleased with our sales performance and the improvement in gross margins for the quarter. Most importantly, we introduced two new product categories, the LCX 425T light commercial treadmill and the virtual reality Trazer, which will open new markets for CYBEX. We also solidified our core strength business with the introduction of the exciting VR3 line. We are determined to continue our momentum in 2006 with an aggressive new product development schedule.”

Cybex International, Inc. is a leading manufacturer of premium exercise equipment for commercial and consumer use. The CYBEX product line includes a full range of both strength training and cardio training machines sold worldwide under the CYBEX brand. Products and programs are designed and engineered to reflect the natural movement of the human body, assisting each unique user – from the professional athlete to the first-time exerciser – to improve daily human performance. For more information on CYBEX and its product line, please visit the Company’s website at www.cybexinternational.com.

This news release may contain forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made above. These include, but are not limited to, competitive factors, technological and product developments, market demand, economic conditions and the ability of the Company to comply with the terms of its credit facilities. Further information on these and other factors which could affect the Company’s financial results can be found in the Company’s previously filed Report on Form 10-K, its Reports on Form 10-Q, its Current Reports on Form 8-K, and its proxy statement dated April 6, 2005.

- Financial Tables to Follow -

CYBEX INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS - ACTUAL

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(unaudited)

	Three Months Ended		Year Ended
	December 31, 2005	December 31, 2004 (1)	December 31, 2005	December 31, 2004 (1)
Net sales	$36,000	$29,890	$114,646	$103,421
Cost of sales	22,576	19,413	73,169	65,640

Gross profit	13,424	10,477	41,477	37,781
As a percentage of net sales	37.3%	35.1%	36.2%	36.5%
Selling, general and administrative expenses	9,583	8,141	33,908	30,900
Litigation charges	504	—	4,605	—

Operating income	3,337	2,336	2,964	6,881
Interest expense, net	758	637	2,652	3,525

Income before income taxes	2,579	1,699	312	3,356
Income taxes	140	92	251	131

Net income	2,439	1,607	61	3,225
Preferred stock dividends	—	—	—	276

Net income attributable to common stockholders	$2,439	$1,607	$61	$2,949

Basic net income per share	$0.16	$0.11	$0.00	$0.26

Diluted net income per share	$0.16	$0.10	$0.00	$0.24

Shares used in computing basic net income per share	15,131	14,983	15,122	11,359

Shares used in computing diluted net income per share	15,701	15,717	15,708	12,355

(1)	The 2004 statements of operations have been reclassified to conform to the current year presentation.

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CYBEX INTERNATIONAL, INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(unaudited)

	Three Months Ended		Year Ended
	December 31, 2005	December 31, 2004 (1)	December 31, 2005	December 31, 2004 (1)
Net sales	$36,000	$29,890	$114,646	$103,421
Cost of sales	22,576	19,413	73,169	65,640

Gross profit	13,424	10,477	41,477	37,781
As a percentage of net sales	37.3%	35.1%	36.2%	36.5%
Selling, general and administrative expenses	9,583	8,141	33,908	30,900

Operating income	3,841	2,336	7,569	6,881
Interest expense, net	758	637	2,652	3,525

Income before income taxes	3,083	1,699	4,917	3,356
Income taxes	140	92	251	131

Net income	2,943	1,607	4,666	3,225
Preferred stock dividends	—	—	—	276

Net income attributable to common stockholders	$2,943	$1,607	$4,666	$2,949

Basic net income per share	$0.19	$0.11	$0.31	$0.26

Diluted net income per share	$0.19	$0.10	$0.30	$0.24

Shares used in computing basic net income per share	15,131	14,983	15,122	11,359

Shares used in computing diluted net income per share	15,701	15,717	15,708	12,355

(1)	The 2004 statements of operations have been reclassified to conform to the current year presentation.

-more-

CYBEX INTERNATIONAL, INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended December 31, 2005			Year Ended December 31, 2005
	Actual Results	Adjustments	ProForma Results	Actual Results	Adjustments	ProForma Results
Net Sales	$36,000	$—	$36,000	$114,646	$—	$114,646
Cost of sales	22,576	—	22,576	73,169	—	73,169

Gross Profit	13,424	—	13,424	41,477	—	41,477

Selling, general and administrative expenses (SG&A)	9,583	—	9,583	33,908	—	33,908
Litigation charges	504	(504)	—	4,605	(4,605)	—

Total SG&A expenses	10,087	(504)	9,583	38,513	(4,605)	33,908

Operating income	3,337	504	3,841	2,964	4,605	7,569
Interest expense, net	758	—	758	2,652	—	2,652

Income before Income taxes	2,579	504	3,083	312	4,605	4,917
Income taxes	140	—	140	251	—	251

Net income	$2,439	$504	$2,943	$61	$4,605	$4,666

Basic net income per share	$0.16	$0.03	$0.19	$0.00	$0.31	$0.31

Diluted net income per share	$0.16	$0.03	$0.19	$0.00	$0.30	$0.30

Shares used in computing basic net income per share	15,131		15,131	15,122		15,122

Shares used in computing diluted net income per share	15,701		15,701	15,708		15,708

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CYBEX INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(unaudited)

	December 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash	$807	$1,826
Accounts receivable, net	18,320	15,891
Inventories	9,258	8,014
Prepaid expenses and other	2,707	1,684

Total current assets	31,092	27,415

Property and equipment, net	12,124	13,544
Goodwill	11,247	11,247
Other assets	1,209	2,280

	$55,672	$54,486

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$3,929	$9,116
Current portion of capital leases	481	408
Accounts payable	5,918	5,377
Accrued expenses	16,286	9,196

Total current liabilities	26,614	24,097

Long-term debt	9,730	11,489
Capital leases	332	648
Other liabilities	2,808	2,466

Total liabilities	39,484	38,700

Stockholders’ equity	16,188	15,786

	$55,672	$54,486

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